Exhibit 10.3

AGREEMENT TO FORFEIT SHARES OF COMMON STOCK

Damian Novak

10440 N. Central Expressway

Suite 1400

Dallas, Texas 75231

December 15, 2022

Dear Mr. Novak:

The purpose of this agreement (this “Agreement”) is to confirm our discussions and agreement that Damian Novak (the “Stockholder”) has agreed to forfeit to Fresh Vine Wine, Inc., a Nevada corporation (the “Company”), 368,000 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company, subject to the terms and conditions set forth in this Agreement.

The Company is party to a Scope of Work with Light Switch Digital (“LSD”), dated October 1, 2022, as amended (the “LSD Agreement”), pursuant to which the Company has agreed to issue 500,000 shares of Common Stock to LSD as soon as reasonably practicable after the date hereof as consideration for the services provided by LSD under the LSD Agreement.

The Company is party to a Sales and Distribution Management Agreement with Performance Institute, LLC d/b/a PKGD Group (“PKGD”), dated October 15, 2022, as amended (the “PKGD Agreement”), pursuant to which the Company has agreed to issue 100,000 shares of Common Stock to PKGD as soon as reasonably practicable after the date hereof as consideration for the services provided by PKGD under the PKGD Agreement.

The Company is party to a Consulting Agreement with Tribe of Five, LLC (“Tribe of Five”), dated on or around the date of this Agreement (the “Tribe of Five Agreement”), pursuant to which the Company has agreed to issue 120,000 shares of Common Stock to Tribe of Five as soon as reasonably practicable after the date hereof for the services provided by Tribe of Five under the Tribe of Five Agreement.

The Company is party to a Consulting Agreement with BLVD Network, LLC (“BLVD”), dated on or around the date of this Agreement (the “BLVD Agreement”), pursuant to which the Company has agreed to issue 150,000 shares of Common Stock to BLVD as soon as reasonably practicable after the date hereof for the services provided by BLVD under the BLVD Agreement.

The Company has agreed with Jonesworks LLC (“Jonework”) (the “Joneswork Agreement”) to issue 50,000 shares of Common Stock to Joneswork as soon as reasonably practicable after the date hereof for the services provided by Joneswork to the Company under the Agreement dated October 15, 2021, as amended.

In order to prevent dilution to the Company’s stockholders in connection with the Company’s issuance of shares of Common Stock to LSD, PKGD, Tribe of Five, BLVD and Jonesworks, respectively, the Stockholder hereby forfeits to the Company, for no consideration, 368,000 shares of Common Stock of the Company.

The Stockholder hereby irrevocably appoints the Chief Financial Officer or Secretary of the Company, with full power of substitution, to transfer the shares of Common Stock set forth above on the books and records of the Company in accordance with the terms of this Agreement.

The Company and the Stockholder acknowledge that the shares of Common Stock to be forfeited by the Stockholder under this Agreement represent 40% of the total shares of Common Stock to be issued by the Company to LSD, PKGD, Tribe of Five, BLVD and Jonesworks, respectively, and that the Company is entering into an agreement with Rich Nechio providing for, among other things, the forfeiture by Mr. Nechio of the remaining 60% of the total shares of Common Stock to be issued by the Company to LSD, PKGD, Tribe of Five, BLVD and Jonesworks, on the same terms and conditions as set forth in this Agreement. While certain of the LSD Agreement, PKGD Agreement, Tribe of Five Agreement, BLVD Agreement and Jonesworks Agreement may provide for additional shares of Common Stock to be issued upon the achievement of certain milestones, the Stockholder is not agreeing to forfeit any shares of Common Stock in connection with such additional issuances and any additional forfeiture by the Stockholder will be subject to the written approval of the Stockholder, which may be withheld in its sole discretion.

All expenses, including attorneys’ fees and expenses, incurred by the Stockholder in connection with the forfeitures contemplated herein shall be borne by the Company. In addition, the Company agrees to hold the Stockholder and its members, managers, officers and agents (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party relating to or arising out of the forfeitures contemplated herein.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. This Agreement may be executed and delivered by electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement to Forfeit Shares of Common Stock effective as of the date first set forth above.

FRESH VINE WINE, INC.

By:	/s/ James Spellmire
Name:	James Spellmire
Title:	Chief Financial Officer

STOCKHOLDER:

/s/ Damian Novak
Damian Novak